Exhibit 99.1

NEWS RELEASE

For Release: Friday, December 2, 2016, 5:45AM Central	Contact:
Phil Nalbone, VP
Vascular Solutions, Inc.
pnalbone@vasc.com
(763) 656-4371

VASCULAR SOLUTIONS TO BE ACQUIRED BY TELEFLEX INCORPORATED

MINNEAPOLIS, Minnesota – Vascular Solutions, Inc. (Nasdaq: VASC) today announced that it has entered into a definitive agreement to be acquired by Teleflex Incorporated (NYSE: TFX) for a purchase price of $56.00 per share in cash. The transaction implies an equity purchase price of $1.0 billion. Upon completion of the transaction, Vascular Solutions will become a wholly owned subsidiary of Teleflex.

The purchase price represents a 16% premium over Vascular Solutions’ average closing price during the 90 trading days ended December 1, 2016.  In addition, the purchase price is 38.4x the midpoint of the company’s preliminary 2017 EPS guidance of $1.44 to $1.48, and the transaction value, net of cash on hand, is 5.2x the midpoint of the company’s preliminary 2017 revenue guidance of $183 million to $187 million.

Howard Root, CEO of Vascular Solutions, provided the following comments: “As our Board discussed the future of Vascular Solutions, we determined that now is the time for the right partner to take over our successful and growing business. Following the jury verdict in February vindicating Vascular Solutions and me, I took some time to consider what I want to do next and what risks I want to continue to assume. At the end of that process, I concluded that, while I still love Vascular Solutions 20 years after I started the company, I am not willing to assume much longer the personal risk associated with being the CEO of a public medical device company. Given the resulting uncertainty in the future leadership of our company, the Board believed it was in the best interests of our shareholders to evaluate alternatives to Vascular Solutions continuing as a stand-alone public company. As the Board completed its thorough evaluation process, we unanimously became convinced that the proposed acquisition by Teleflex is in the best interests of our shareholders, and that Teleflex is the right partner for our employees and our customers to continue to grow our business, both clinically and professionally, for many years to come.”

The transaction is expected to close in the first half of 2017, subject to customary closing conditions, including approval by Vascular Solutions’ shareholders and the receipt of certain regulatory approvals.  The transaction has been unanimously approved by the Board of Directors of both companies and is not subject to any financing condition.  Teleflex will fund the transaction through the proceeds from one or more debt financing transactions.

Advisors

Guggenheim Securities is serving as financial advisor and Dorsey & Whitney LLP is serving as legal counsel for Vascular Solutions.

Additional Information

In connection with the proposed transaction, Vascular Solutions intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”).  Promptly after filing its definitive proxy statement with the SEC, Vascular Solutions will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the transaction.  SHAREHOLDERS OF VASCULAR SOLUTIONS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT VASCULAR SOLUTIONS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VASCULAR SOLUTIONS AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Vascular Solutions’ website (www.vasc.com) or by writing to Vascular Solutions, Investor Relations, 6401 Sycamore Court, Minneapolis, Minnesota 55369.

This press release is neither a solicitation of proxy, an offer to purchase nor a  solicitation of an offer to sell shares of Vascular Solutions.  Vascular Solutions and its directors and executive officers are participants in the solicitation of proxies from the company’s stockholders with respect to the transaction. Information about Vascular Solutions’ directors and executive officers and their ownership of the company’s common stock is set forth in the company’s proxy statement on Schedule 14A filed with the SEC on March 25, 2016. To the extent that holdings of the Company’s securities have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Teleflex and Vascular Solutions, including statements regarding the benefits of the transaction and the anticipated timing of the transaction. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to:(i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Vascular Solutions’ business and the price of the common stock of Vascular Solutions, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the shareholders of Vascular Solutions and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Vascular Solutions’ business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Vascular Solutions and potential difficulties in Vascular Solutions employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Vascular Solutions’ ongoing business operations, and (vii) the outcome of any legal proceedings that may be instituted against Vascular Solutions or Teleflex related to the merger agreement or the transaction. In addition, please refer to the documents that Teleflex and Vascular Solutions file with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Vascular Solutions assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

About Vascular Solutions

Vascular Solutions, Inc. is an innovative medical device company that focuses on developing unique clinical solutions for coronary and peripheral vascular procedures.  Since its founding in 1997, the company has launched more than 100 products that are sold to interventional cardiologists, interventional radiologists, electrophysiologists, and vein specialists through its direct U.S. sales force and international independent distributor network.

For more information, please visit www.vasc.com.

Source:  Vascular Solutions, Inc.
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